Exhibit 10.32

FFG

Project no. 851485/30000 SCK/SAI

Funding Contract

executed between the

Österreichische Forschungsförderungsgesellschaft mbH (FFG)

as Funding Agency

and

ARSANIS Biosciences GmbH

Helmut-Qualtinger-Gasse 2

1030 Vienna

Company Register No. 354305m

as Funding Recipient.

§ 1 Funding grant

1.1	On the basis of the funding application “Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases” received on 5/7/2015 via eCall, and based on the expert decision of the Advisory Board in the meeting of 7/1/2015, funding is granted for the following project:

Project number: 851485

eCall number: 5795972

Pre-project number: 846178

Project name (purpose of the agreement):

Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases

Program:   Base program

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

§ 2 Project period

2.1	The overall project period shall begin on 2/1/2013 and end on 5/31/2017.

2.2	Funding of the entire project by the FFG depends on the results as demonstrated in the submitted reports, the continued fulfillment of the evaluation and decision criteria, the budget available to the Funding Agency and a new positive funding decision.

§ 3 Funding period

3.1	The funding period of this project shall begin on the approval date 5/1/2015 and end on 4/30/2016.

§ 4 Type and amount of funding

4.1	Funding will be awarded in the following form over the funding period specified in § 3:

Type of funding	Maximum amount
Subsidy granted by the FFG	EUR	708,200.00
Loan granted by the FFG	EUR	794,000.00

Loan conditions

Interest rate	0.75% p.a. per current account

Redemption date:	6/30/2022

Redemption amount:	EUR 794,000.00

Interest and loan collection:	automatic debit procedure

Interest payment due:	semi-annually in arrears and/or upon maturity of the loan

4.2	The funded financing of the project is 70.0% of the verifiable and eligible project costs. The Funding Recipient shall finance the remaining project costs. Based on the plan data, the cash value of the funding is EUR 833,687.00, i.e. 38.8% related to the eligible project costs pursuant to Point 5.1.

4.3	The maximum funding cash value according to the applicable Community Framework for public subsidies funding research, development and innovation is 45.0%.

4.4	A decrease in the eligible project costs shall entail a prorated cutback of the funding.

4.5	The eligible project costs pursuant to § 5 and the costs reported by way of interim and/or final accounts shall not be considered approved until a review by the FFG. The final amount of the approved overall project costs as well as the funding shall be determined only after the completion of the project in the course of the final audit.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

§ 5 Eligible costs

5.1	The funding is based on following eligible project costs:

Personnel costs	EUR	804,500.00
Cost of materials	EUR	656,200.00
Third-party costs	EUR	660,700.00
Travel costs	EUR	24,800.00
Total eligible costs	EUR	2,146,200.00

5.2	All costs attributable to the project which are incurred directly, actually and additionally (to the normal operating expenses) during the funding period pursuant to § 3 are eligible costs. Additional supplementary provisions regarding eligible costs may be found in the FFG Guidelines “KMU”, the Cost Guidelines and Guide for Individual Projects of Experimental Development (in each case in the version mentioned under 14.1).

5.3	Major changes to the cost structure shall require the prior written approval of the FFG.

5.4	The turnover tax payable on the costs of eligible goods and services is not an eligible cost. However, it is considered an eligible cost component if said turnover tax must be borne verifiably in actual fact and without recourse by the Funding Recipient, i.e. if it is not entitled to the input tax deduction.

Any funds granted by the Funding Agency is a genuine subsidy not subject to the turnover tax because no exchange of services takes place and there is a public interest in the execution of the research project.

The funding amount is a gross amount. Any additional, separate refund of fees and taxes by the FFG – for whatever legal reason – shall be excluded.

The interest on the loan/the fee for assuming a liability is exempted from the turnover tax pursuant to § 6 para. 1 line 8 UStG [Umsatzsteuergesetz (Turnover Tax Act)].

5.5	If the amortization period of an asset (Sec. 285 ABGB [Allgemeines Bürgerliches Gesetzbuch (Civil Code)]) purchased for the implementation of the project exceeds the funding period, the depreciation costs shall be eligible in the manner described in the Guide for Individual Projects of Experimental Development and the Cost Guidelines (in each case in the version mentioned under 14.1).

5.6	Funds provided by the Funding Agency may not be used for the creation of reserves or accruals under the Income Tax Act 1988, Federal Gazette No. 400/1988. The funds may be used only for goods and services and for the purposes described in the funding application.

5.7	The costs of drawing up the agreement or the bank transfer expenses incurred by the Funding Recipient or its affiliates shall be borne by them and shall not be eligible costs.

5.8	The Funding Agency reserves the right to postpone, cut back or suspend the disbursement of funding if and as long as circumstances prevail which might make it impossible to guarantee the proper execution of the promoted project (e.g. if the documentary evidence for costs is not adequate).

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

5.9	The funds made available by the FFG for paying the costs and expenses directly incurred in the promotion of science and research are taken from public funds and are tax-free pursuant to Sec. 3 para. 1 line 3 lit c) EStG [Einkommensteuergesetz (Income Tax Act)] in conj. with Sec. 3 para. 4 line 3 EStG.

§ 6 Terms and conditions

6.1	Project-specific special terms and conditions

1.	The costs of Mrs. Nagy were reduced to 400h.

2.	A complete resources summary of the involved project workers for all current FFG projects must be submitted in the course of the project close-out.

3.	The funding shall be tied to the continued existence of the development location including the personal and the IP rights until at least 5/31/2020.

6.2	The original signed Funding Contract must be returned to the Funding Agency at the latest 4 weeks after receipt.

6.3	With the signing of this Funding Contract the Funding Recipient undertakes to inform the Funding Agency all applied for and/or approved public grants directly or indirectly concerning the project at the latest in the course of the planned reports.

§ 7 Disbursement of the funds

7.1	The first installment in the amount of 50% of the promised funds will be disbursed after signature of the Funding Contract and fulfillment of the terms and conditions stipulated in § 6.

The second installment in the amount of 30% will be disbursed after the approval of an interim report in which 50% of the approved total costs must be documented, as well as after fulfillment of the terms and conditions stipulated in § 6.

The final installment in the amount of 20% of the total promised funds will be disbursed only after fulfillment of all terms and conditions (final account, final reports, etc.) and after the audit and approval of the statement of use (discharge) by the FFG.

7.2	The funds will be transferred to the following account of the Funding Recipient

Account holder:	ARSANIS Biosciences GmbH

Name of the bank:

IBAN:

BIC/SWIFT:

§ 8 Reporting obligations

8.1	According to Point 3 of the General Funding Terms and Conditions, the Funding Recipient must inform the FFG about the execution of the promoted project by submitting technical reports (interim and final reports) and billing statements. The reports and billing statements must be submitted via eCall (https://ecall.ffg.at). The use of the forms to be found in eCall is mandatory. Other documents might have to be submitted at the request of the FFG.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

8.2	In case of the promotion of prototypes, the Funding Recipient must inform the FFG about the whereabouts and/or the further use of the prototypes.

§ 9 Amendments

9.1	Changes to this agreement may be made only explicitly and in writing. This shall apply also to any deviation from this requirement.

9.2	Under special circumstances changes to the stipulated terms and conditions may, if necessary, be made later by mutual agreement in the form of written addenda if special circumstances are present and after a new advisory board decision.

§ 10 Legal liability

10.1	The Funding Recipient shall be unconditionally liable to the FFG for compliance with all contractual provisions. The Funding Recipient shall also be liable for the conduct of third parties for which it is responsible (e.g. owners, corporate officers, etc.). The Funding Recipient must hold the FFG harmless against third parties.

§ 11 Severability clause

11.1	In the event that be a provision of this Funding Contract is invalid, such event shall not affect the validity of the remaining provisions of the Funding Contract. The contractual partners undertake to replace an invalid provision by such provision as comes closest to the purpose of this Funding Contract.

§ 12 Applicable law

12.1	This agreement and all its attachments shall be governed by Austrian law to the exclusion of the reference norms of the Austrian IPRG.

§ 13 Legal venue

13.1	The legal venue agreed upon with regard to all legal disputes arising from the funding grant shall be the materially competent court in Vienna. The FFG reserves the right to take action against the Funding Recipient also at the latter’s general legal venue.

§ 14 Integral parts of the contract

14.1	The following documents are an integral part of the Funding Contract:

•	The funding application submitted via eCall (“Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases”) as amended on 5/7/2015

•	General terms and conditions for Funding Contracts as amended (version 2015)

•	Guide for Individual Projects of Experimental Development, version 3.0

•	Guide Guidelines, version 2.0

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

14.2	The legal bases of this Funding Contract are in particular:

•	Implementation Act of the Österreichische Forschungsförderungsgesellschaft mbH (Research Promotion Structural Reform Act), as amended

•	Community Framework for Public Subsidies Promoting Research, Development and Innovation (Federal Gazette C 198 of 6/27/2014)

•	Regulation (EU) Nr.651/2014 of the Commission of June 17, 2014 for determining the compatibility of certain groups of subsidies with the domestic market in application of Articles 107 and 108 of the Treaty regarding the functioning of the European Union (TFEU 2014)

•	Guidelines for the Österreichische Forschungsförderungsgesellschaft mbH for the promotion of applied research, development and innovation (FFG Guidelines “KMU” GZ: BMVIT 609.986/0012-III/12/2014 and BMWFW-98. 310/0102-C1/10/2014)—These Guidelines were filed for exemption with the European Commission on the basis of the TFEU 2014.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

The Funding Recipient confirms being aware of all contract components and accepts them unconditionally, taking also note of the fact that non-compliance with the specified contractual provisions may lead to the granted funds being reclaimed.

Die Funding Recipient confirms that no open reclaim order by the European Commission exists and that rescission, if any, of an incompatible funding is completed.

The Funding Recipient agrees that the data enumerated pursuant to Art. 9 para. 1 TFEU (Regulation EU No. 651/2014) Annex III will be used for publishing information if the cash value of the funding exceeds € 500,000.00 (gross subsidy equivalent).

For the Funding Agency:

Österreichische Forschungsförderungsgesellschaft mbH (FFG)

[stamp:] Austrian Research Promotion Agency

Vienna, on 7/8//2015

/s/ Dr. Henrietta Egeth-Stadlhuber	/s/ Dr. Klaus Pseiner
Dr. Henrietta Egerth-Stadlhuber	Dr. Klaus Pseiner
Director	Director

Funding Recipient

Vienna, on 7/20/2015	ARSANIS
Biosciences GmbH
MarxBox
Helmut-Qualtinger-Gasse 2
1030 Vienna

/s/ Dr. Estzer Nagy

(company name, please indicate name and position in block letters, company seal)

Dr. Eszter Nagy, Director

Attachments:

Guidelines for the Österreichische Forschungsförderungsgesellschaft mbH for promoting applied research, development and innovation (FFG Guidelines “KMU”)

per link https://www.ffg.at/recht-finanzen/rechtsgrundlagen

General terms and conditions for Funding Contracts as amended (version 2015)

Guide for Individual Projects of Experimental Development, version 3.0

Cost Guidelines, version 2.0

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 851485/30000 SCK/SAI

ARSANIS Biosciences GmbH

Attn.: Dr. Eszter Nagy

Helmut-Qualtinger-Gasse 2

1030 Vienna

Account statement per 10/31/2015

Project 851485

Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases

Account no.:	18514850
Fiscal year:	2015
Redemption amount (EUR):	397,000.00
Date of redemption:	6/30/2022
Interest rate:	0.75%

	Balance per 12/31/2014 (EUR)	0.00

Reference dates	Description of the transaction	Transacted amount (EUR)

7/23/2015	851485 DA Installment 1 GP basis	-397,000.00

	Debited amount (EUR)	397,000.00

	Deposited amount (EUR)	0.00

	Balance per 10/31/2015 (EUR)	-397,000.00

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna